UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026 (November 3, 2026)

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida	33025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (954) 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2026, HCW Biologics Inc. (the “Company”) entered into a Notes Purchase Agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “Lender”), providing for the issuance of two secured promissory notes: (i) a Promissory Note A-1 in the original principal amount of $3.2 million (the “A-1 Note”) and (ii) a Promissory Note B in the original principal amount of $7.0 million (the “B Note” and together with the A-1 Note, the “Notes”). The A-1 Note carries an original issue discount (“OID”) of $240,000 and the Company agreed to pay $30,000 to the Lender to cover the Lender’s transaction costs, all of which amount is included in the initial principal balance of the A-1 Note. The B Note does not carry an OID.

The closing occurred on November 4, 2026. At the closing, the Lender paid $3.0 million less transaction costs of $30,000 to the Company and deposited an additional $7.0 million into an account owned by the Company’s newly formed wholly-owned subsidiary, HCWB Holdings, LLC, a Utah limited liability company (“HCWB Sub”), to be held pursuant to a Deposit Account Control Agreement entered into among HCWB Sub, the Lender, and the bank holding the HCWB Sub account (the “DACA”). The Company intends to utilize the net proceeds from closing of the Purchase Agreement to support the Company’s clinical development programs, strategic business development initiatives and for other general corporate purposes.

Each time the aggregate outstanding balance of all A Notes is reduced by $1.0 million, subject to certain conditions, the Company will have the right to exchange $750,000 (or such other amount as the parties mutually agree) of the B Note for a new note in the same form as the A-1 Note (each, a “Note Exchange”) pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Each additional note issued pursuant to a Note Exchange will have the same maturity date, interest rate, OID percentage, and other economic and other terms as the A-1 Note. Upon completion of a Note Exchange, an amount equal to the portion of the outstanding balance of the B Note exchanged for the applicable A Note will be released from the deposit account and transferred to the Company’s operating account.

Maxim Group LLC (“Maxim”) served as placement agent for the transaction. Pursuant to the Placement Agency Agreement dated November 3, 2026, (the “Placement Agency Agreement”) between the Company and Maxim. The Company agreed to pay Maxim a cash fee equal to 7.0% of the gross proceeds from the Purchaser. The Company also agreed to reimburse the Placement Agent for out-of-pocket expenses, including the reasonable legal fees of its counsel not to exceed $30,000. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The principal amount of the A-1 Note plus accrued interest is due twenty-four months following the date of issuance. Interest under the A-1 Note accrues at a rate of 8% per annum. The A-1 Note can be prepaid in whole or in part at any time, subject to a prepayment premium of 10% of the outstanding balance the Company elects to prepay. If the A-1 Note remains outstanding on the 90th day following the closing, a one-time monitoring fee will be added to the outstanding balance under the A-1 Note equal to the difference between (i) the outstanding balance under the A-1 Note divided by 0.85, minus (ii) the outstanding balance under the A-1 Note (the “Monitoring Fee”). The Monitoring Fee and accrued interest thereon will be forgiven on a pro rata basis each time the Company makes a cash payment under the A-1 Note, if, on the date of such payment, one or more of the following conditions is true: (a) the 20-day media trading volume of the Common Stock is less than $2,000,000, (b) the closing bid price of the Common Stock is less than $30 per share for each of the prior 30 trading days, or (c) the Company is in the delisting protocol with Nasdaq. Beginning six months after the closing date, the Lender may redeem up to $125,000 per calendar month plus make whole interest calculated as if such amount had been held to the maturity date (a “Monthly Redemption”). Beginning six months after the closing date, the Lender has a right to limited redemption (a “Limited Redemption”), subject to certain conditions. The applicable Monthly Redemption amount or Limited Redemption amount is due and payable in cash within two trading days of the Company’s receipt of a redemption notice from the Lender.

The principal amount of the B Note is due twenty-four months following the date of issuance. Interest under the B Note accrues at a rate of 5% per annum. The B Note can be prepaid in whole or in part at any time, subject to a prepayment premium of 10% of the outstanding balance the Company elects to prepay. The B Note grants the Lender the same Limited Redemption rights as described above under the A-1 Note but does not grant the Lender Monthly Redemption rights.

Each of the A-1 Note and B Note contain certain “Major Trigger Events” and “Minor Trigger Events,” as more fully described in the Notes. At any time following the occurrence of a Major Trigger Event or Minor Trigger Event, the Lender may, upon prior written notice to the Company, increase the outstanding balance of the applicable Note by 10% for each Major Trigger Event and 5% for each Minor Trigger Event, subject to the limitations set forth in the A-1 Note and B Note. If the Company fails to timely cure a Major Trigger Event or Minor Trigger Event following receipt of a written cure demand notice from the Lender, such event will automatically become an “Event of Default,” entitling the Lender to exercise the remedies set forth in the applicable Note, including acceleration of the outstanding balance and the imposition of a default interest rate.

The Company made various customary representations, warranties, and covenants in the Purchase Agreement, including obligations relating to SEC reporting, maintenance of its stock exchange listing, restrictions on certain transactions, issuances and encumbrances, and other matters as more fully set forth therein.

The Company’s obligations under the Purchase Agreement are secured by the DACA, a guaranty from HCWB Sub (the “Guaranty”), and a pledge agreement by the Company granting the Lender a security interest in all of the membership interests in HCWB Sub (the “Company Pledge Agreement”).

The foregoing descriptions of the Purchase Agreement, the A-1 Note, the B Note, the DACA, the Pledge Agreement, the Guaranty and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of such documents, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 5, 2026, the Company issued a press release announcing the execution of and closing under the Purchase Agreement as described above. A copy of that press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Notes Purchase Agreement by and between the Company and the Lender
10.2	Form of Promissory Note A-1 by and between the Company and the Lender
10.3	Form of Promissory Note B by and between the Company and the Lender
10.4	Form of Deposit Account Control Agreement by and among Lender, Bank and HCWB Sub
10.5	Form of Pledge Agreement by and between the Company and the Lender
10.6	Form of Guaranty Agreement by HCWB Sub in favor of the Lender
10.7	Placement Agency Agreement, dated October 29, 2026, between the Company and Maxim Group LLC
99.1	Press Release dated November 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date: November 5, 2026	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer